                                                                   Exhibit 10.40

                                   AGREEMENT

          This AGREEMENT (the "Agreement") by and between AMF Bowling Worldwide, Inc. ("WINC"); and Stephen E. Hare (the "Executive"), is dated as of November 9, 2000 (the "Effective Date").

                                   RECITALS:

          A. The Executive is employed by AMF Bowling, Inc. ("BINC") pursuant to an employment agreement dated as of August 4, 1999 (the "Employment Agreement"). A copy of the Employment Agreement is attached as Exhibit A.

          B. As of the Effective Date, WINC has agreed to enter into this Agreement, provide financial support to the obligations set forth in the Employment Agreement, and to be jointly and severally liable thereunder.

          C. The Agreement has been entered into in order to provide the Executive with reasonable assurance that, in consideration of the efforts of the Executive and the additional responsibilities being undertaken, and notwithstanding the uncertainties of the anticipated Restructuring process, the compensation due the Executive will be honored on the timely basis.

     Now, therefore, intending to be legally bound, it is hereby agreed as follows:

          1. WINC hereby assumes each of the obligations of BINC under the Employment Agreement and agrees to be jointly and severally liable with BINC as to all payments, performance and other obligations of BINC as set forth in the Employment Agreement.

          2. On and after the Effective Date, the word "Company" in the Employment Agreement is amended to mean BINC and WINC, each of which is liable for all payments, performance and other obligations of "the Company."

          3. In order to support the performance of its obligations under the Employment Agreement, WINC has arranged for the issuance of an irrevocable standby letter of credit in the form attached hereto as Exhibit B.

          4.   Incidental Parties. AMF Bowling Products, Inc., AMF Bowling
               ------------------
Centers, Inc., AMF Worldwide Bowling Centers Holdings Inc. and AMF Bowling Centers (Aust) International Inc. have signed this Agreement to evidence their assumption of the obligations of BINC under the Employment Agreement and consent to the provisions hereof.

          5.   Miscellaneous. (a) This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          Stephen E. Hare
          101 Lockgreen Place
          Richmond, Virginia 23226

          If to WINC:
          ----------

          AMF Bowling Worldwide, Inc.
          8100 AMF Drive
          Richmond, VA 23111
          Attention: Chief Executive Officer

or to such other address as either party furnishes to the other in writing in accordance with this Section 5(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, WINC may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or WINC's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

          (f) The Executive and WINC each acknowledge that this Agreement constitute the entire agreement between WINC and the Executive with regard to the subject matter hereof (other than an agreement to fix the Executive's Annual Bonus for 2000 at 50% of the maximum awardable to the Executive), and supersedes all other agreements and understandings, both written and oral, among the parties concerning the subject matter hereof. The Executive hereby represents and warrants that he is not a party to any agreement or understanding which would prohibit him from entering into this Agreement and accepting employment with the Companies or otherwise fulfilling his obligations hereunder.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of the Boards of Directors of WINC, WINC has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                   WINC:

                                   AMF Bowling Worldwide, Inc.


                                   By: /s/ Roland C. Smith
                                      ------------------------------
                                   Name: Roland C. Smith
                                   Title: President and Chief Executive Officer


                                   EXECUTIVE:

                                   /s/ Stephen E. Hare
                                   ---------------------------------
                                   Stephen E. Hare


                                   INCIDENTAL PARTIES:

                                   AMF Bowling Products, Inc.

                                   By: /s/ Roland C. Smith
                                      ------------------------------
                                   Name: Roland C. Smith
                                   Title: President


                                   AMF Bowling Centers, Inc.


                                   By: /s/ Stephen E. Hare
                                      ------------------------------
                                   Name: Stephen E. Hare
                                   Title: President/Assistant Secretary

                                   AMF Worldwide Bowling Centers Holdings, Inc.

                                   By: /s/ Stephen E. Hare
                                      ------------------------------
                                   Name: Stephen E. Hare
                                   Title: President/Assistant Secretary

                                  AMF Bowling Centers (Aust) International Inc.

                                  By: /s/ Stephen E. Hare
                                     -----------------------------------
                                  Name: Stephen E. Hare
                                  Title: President/Assistant Secretary

                             EMPLOYMENT AGREEMENT


          AGREEMENT (the "Agreement") by and between AMF Bowling, Inc., a Delaware corporation (the "Company"), and Stephen E. Hare (the "Executive"), dated as of August 4, 1999 (the "Effective Date").

          1.   Employment Period. The Company shall employ the Executive, and
               ------------------
the Executive agrees to, and shall, serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Effective Date and, subject to the provisions of Section 6 of this Agreement, ending on the third anniversary of the Effective Date (the "Employment Period"); provided, however, that on the scheduled end of the Employment Period, and on each anniversary of such date, the Employment Period shall automatically be extended for a one-year period unless the Company or the Executive gives notice to the other at least 180 days before an extension is to take effect that they do not desire the Employment Period to be extended.

          2.   Position and Duties. (a) Position. During the Employment Period,
               -------------------      --------
the Executive shall be an Executive Vice President and the Chief Financial Officer of the Company with such duties, authority and responsibilities as are reasonably assigned to him by the President or Board of Directors of the Company (the "Board") consistent with his position as Executive Vice President and Chief Financial Officer. Such duties and responsibilities may, at the request of the President or Board, include serving as an officer or director of certain subsidiaries of the Company.

          (b)  Duties. During the Employment Period, excluding any periods of
               ------
vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company. The Executive shall perform his services primarily at the Company's headquarters, wherever the Board may from time to time designate them to be, but in any case, within a 30-mile radius of the Company's current corporate headquarters in Richmond, Virginia. To the extent necessary to discharge the responsibilities reasonably assigned to the Executive under this Agreement, the Executive shall use his reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and do not interfere significantly with the performance of the Executive's responsibilities under this Agreement.

          3.   Compensation. (a) Base Salary. During the Employment Period, the
               -------------     ------------
Executive shall receive from the Company an annual base salary ("Annual Base Salary") of $360,000, payable in equal installments at intervals not less frequent than monthly. The Executive's Annual Base Salary may be increased by the Board which shall review it annually in January of each year. The Executive's Annual Base Salary shall not be reduced below $360.000,

                                                                       Exhibit A
and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (b)  Annual Bonus. In addition to the Annual Base Salary, for each
               ------------
calendar year or portion thereof ending during the Employment Period, the Executive shall be eligible to earn an annual bonus from the Company (the annual bonus from time to time in effect for the then current year is referred to as the "Annual Bonus") in an amount equal to 60 percent of the Executive's Annual Base Salary. The Annual Bonus shall be based on financial, operational and other objectives (the "Objectives") set by the Chief Executive Officer. The Annual Bonus shall be reduced pro rata for any year during the Employment Period that is not a full year (based on the actual number of days of such year included in the Employment Period). The Objectives shall be determined by the Chief Executive Officer of the Company (provided, that the Executive may consult with the Chief Executive Officer prior to his determination), and set forth in writing each year prior to the end of the first quarter of the year to which such Objectives apply. Each Annual Bonus shall be paid no later than 30 days after the Company's audited consolidated financial statements with respect to the year for which the Annual Bonus is awarded are available, but in no event later than March 31 of the following year. Nothing herein shall prevent the Compensation Committee of the Board from awarding the Executive any additional discretionary bonus that it may deem appropriate.

          (c)  Other Benefits. During the Employment Period: (i) the Executive
               --------------
shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as generally applicable to other senior executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as provided generally to senior executives of the Company; provided, however, that nothing in this Agreement shall impose on the Company any obligation to offer to the Executive participation in any stock, stock option, bonus or other incentive award, plan, practice, policy or program other than the awards made pursuant to Sections 3(b), 4 or 5 hereof. The Executive shall be entitled to retain for his own personal use any frequent flyer miles and similar travel awards obtained with respect to the Executive's travel.

          (d)  Expenses. The Executive shall be entitled to receive prompt
               --------
reimbursement for all reasonable travel and other expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. The Executive will be reimbursed up to $4,000 for his legal fees incurred in connection with the negotiation, execution and delivery of this Agreement.

          (e)  Vacation. The Executive shall be entitled to four weeks of paid
               --------
vacation for each full year during the Employment Period and a pro rata portion thereof during each partial year during the Employment Period; provided, however, that the Executive shall be entitled to four weeks of paid vacation for the year ending December 31, 1999. Up to an aggregate of two weeks of unused vacation may be carried forward to the next year during the Employment Period and used therein and any unused vacation in excess of two weeks shall lapse.

          4.   Restricted Stock. (a) Restricted Stock Grant.  Concurrently with
               ----------------      ----------------------
the execution of this Agreement, the Company is granting to the Executive 100,000 restricted shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a cost of $1,000 to the Executive (the shares of Common Stock so granted being referred to as the "Restricted Stock"). The Restricted Stock is granted pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan") and shall, except as otherwise provided herein or in the Restricted Stock Grant Agreement, be governed by the terms of the Plan. Any Restricted Stock granted to Employee pursuant to this Agreement shall be subject to the terms of the Stockholders Agreement, dated as of April 30, 1996, between the Company and certain of its stockholders, as amended from time to time (the "Stockholders Agreement"). This Agreement, to the extent applicable, shall be a "Restricted Stock Agreement" as defined in the Plan.

          (b)  Vesting.  The Restricted Stock shall vest in installments
               -------
according to the following schedule:

          Term of Employment
          Since the Effective Date      Vested Percentage
          ------------------------      -----------------

          At least 1 year,
            but less than 2 years       33-1/3 percent
          At least 2 years,
            but less than 3 years       66-2/3 percent
          3 years, or more              100 percent

In the event of a Change in Control (as defined in Section 7(d) hereof), any unvested Restricted Stock shall immediately vest.

          (c)  Restrictions on Restricted Stock.  Until Restricted Stock has
               --------------------------------
vested, it may not be sold, transferred, assigned or pledged. Shares of Restricted Stock shall be evidenced by stock certificates bearing appropriate legends referring to the applicable terms, conditions and restrictions. Stock certificates representing the Restricted Stock will be registered in the name of the Executive as of the date of this Agreement, but such certificates will be held by the Company until the shares vest, and the Company may require that the Executive deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock. At such time as Restricted Stock vests, a certificate representing such shares (less any shares retained to satisfy the Executive's tax withholding obligations) will be delivered to the Executive (or in the event of the Executive's death, to the executor or administrator of the estate), as soon as practicable. To the extent that Restricted Stock has vested, it shall be transferable and not subject to forfeiture upon termination of employment or otherwise.

          (d)  Dividends and Voting. From and after the date of issuance of
               --------------------
Restricted Stock, the Executive will have, with respect to the Restricted Stock, all of the rights of a holder of Common stock, including the right to receive any dividends or distributions paid on the Company's Common Stock and right to vote the shares of Restricted Stock.

          (e)  Termination of Employment. In the event of a termination of the
               -------------------------
Executive's employment by the Company without Cause (other than Disability) or by the Executive for Good Reason: (i) the portion of the Restricted Stock that would have vested during the one-year period following the Date of Termination shall immediately vest; and (ii) the portion of the Restricted Stock not vested as of the Date of Termination shall be forfeited on the Date of Termination. In the event of the Executive's death or Disability, or termination of the Executive's employment, other than by the Company without Cause or by the Executive for Good Reason, the Executive (or the Executive's estate or legal representative) shall forfeit the portion of the Restricted Stock not vested as of the Date of Termination. In the event of the Executive's termination of employment for Cause, the Executive shall forfeit the unvested portion of the Restated Stock on the Date of Termination.

          (f)  Income Tax Withholding. The Executive shall be required to make
               ----------------------
arrangements satisfactory to the Company to satisfy any applicable federal, state or local withholding tax liability arising with respect to the Restricted Stock. Such arrangements may be satisfied by either making a cash payment to the Company of the required amount or by having the Company retain Restricted Stock having a value equal to the amount of the Executive's withholding obligation from the shares of Restricted Stock otherwise deliverable to Executive upon the vesting of such Restricted Stock. If the Executive fails to satisfy his withholding obligation in a time and manner satisfactory to the Company, the Company may withhold all required amounts from the Executive's compensation or other amounts payable under this Agreement.

          (g)  Effect on Other Benefits. Income recognized by the Executive as a
               ------------------------
result of the grant or vesting of Restricted Stock or the receipt of dividends on Restricted Stock will not be included in any formula for calculating benefits under this Agreement or any benefit plan of the Company.

           5.  Option. (a) Option Grant.  Concurrently with the execution of
               -------     ------------
this Agreement, the Company is granting to the Executive an option (the "Option") to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to "fair market value" on the date of grant, as defined in the Plan. The Executive may make payment on the exercise of the vested portion of the Option by certified or bank check or such other instrument as the Company may accept or by "cashless exercise" procedures established by the Company. Unless sooner exercised or forfeited as provided in this Agreement, the Option shall expire on the tenth anniversary of the date of this Agreement. The Option is granted pursuant to the Plan and shall, except as otherwise expressly provided herein or in the Stock Option Agreement, be governed by the terms of the Plan. This Agreement, to the extent applicable, shall be an "Option Agreement" as defined in the Plan. Any shares of Common Stock delivered to the Employee upon exercise of the Options shall be subject to the terms of the Stockholders

Agreement. The Executive hereby acknowledges receipt of a copy of the Plan and the Stockholders Agreement and agrees to be bound by all the terms and provisions thereof.

          (b)  Vesting.  The Option shall vest and become exercisable in
               -------
installments according to the following schedule:

          Term of Employment
          Since the Effective Date      Vested Percentage
          ------------------------      -----------------

          At least 1 year,
            but less than 2 years       20 percent
          At least 2 years,
            but less than 3 years       40 percent
          At least 3 years,
            but less than 4 years       60 percent
          At least 4 years,
            but less than 5 years       80 percent
          5 years, or more              100 percent

In the event of a Change in Control (as defined in Section 7(d) hereof), any outstanding and unvested portion of the Option shall immediately vest and become exercisable.

          (c)  Treatment of Option Upon Termination of Employment. In the event
               --------------------------------------------------
of a termination of the Executive's employment by the Company without Cause (other than Disability) or by the Executive for Good Reason: (i) the portion of the Option that would have vested during the two-year period following the Date of Termination shall immediately vest and become exercisable; (ii) the portion of the Option vested as of the Date of Termination, including that portion vested pursuant to clause (i) above, shall be exercisable for the 90-day period following the Date of Termination; and (iii) the portion of the Option not vested as of the Date of Termination, shall be forfeited on the Date of Termination. In the event of the Executive's death or Disability, or termination of the Executive's employment, other than by the Company without Cause or by the Executive for Good Reason, the Executive (or the Executive's estate or legal representative): (i) shall forfeit the portion of the Option not vested as of the Date of Termination; and (ii) shall have 90 days following the Date of Termination to exercise the vested portion of the Option, if such termination of employment is for any reason other than the Executive's death (in which event the exercise period shall be one year) or for Cause. In the event of the Executive's termination of employment for Cause, the Executive shall forfeit the unexercised portion of the Option (whether vested or unvested) on the Date of Termination. The vested portion of the Option not exercised within the specified periods of time shall be forfeited by the Executive or the Executive's estate or legal representative.

          6.   Termination of Employment. (a) Death or Disability. The
               -------------------------      -------------------
Executive's employment under this Agreement shall terminate automatically in the event of the Executive's death. The Company shall be entitled to terminate the Executive's employment in the event of the Executive's Disability. "Disability" means that the Executive has been unable, for a period of (i) 120 consecutive days or (ii) an aggregate of 180 days in a period of 365 consecutive days, to perform, with or without reasonable accommodation to the Executive, his essential duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of his duties in accordance with the provisions of Section 2(b) hereof before the Disability Effective Date. In the event of a dispute as to whether the Executive has suffered a Disability, the final determination shall be made by a licensed physician selected by the Board and acceptable to Executive in the Executive's reasonable judgment.

          (b)  Good Reason. The Executive's employment may be terminated by the
               ------------
Executive for Good Reason, within 90 days following the Executive's actual knowledge of an event constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's written consent: (i) any material diminution in the Executive's title, authority, duties or responsibilities inconsistent with his position as the Chief Financial Officer. of the Company (other than as a result of the Executive's physical or mental incapacity); (ii) any removal of the Executive from the positions set forth in
Section 2(a) hereof; (iii) any reduction in the Executive's Annual Base Salary;
(iv) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(b) hereof; or (v) the Company's failure to comply with its material obligations under this Agreement. The Executive shall provide the Company with written notice of any of the events set forth in subsections (i) or (v) of this Section 6(b) and the Company shall have 15 days to cure. The Executive may not terminate employment for Good Reason as a result of any such event specified in sections (i) or (v) of this Section 6(b) if the Company effectuates such cure within the 15-day period.

          (c)  Termination by the Company. The Company may terminate the
               --------------------------
Executive's employment at any time during the Employment Period with or without Cause. A termination of the Executive's employment at the end of the Employment Period by the Company providing the notice described in Section 1 hereof, as the same may be extended from time to time as provided in Section 1 hereof, shall be deemed to be a termination of the Executive's employment by the Company without Cause. For purposes of this Agreement "Cause" means: (i) commission of any act of fraud or gross negligence by the Executive in the course of his employment hereunder which, in the case of gross negligence, has a materially adverse effect on the business or financial condition of the Company; (ii) willful material misrepresentation at any time by the Executive to the Company; (iii) voluntary termination of employment by the Executive; (iv) the Executive's willful failure or refusal to comply with any of his material obligations under this Agreement or to comply with a reasonable and lawful instruction of the Board, which in each case continues for a period of 15 days after the Executive's receipt of a written notice from the Board identifying the objectionable action or inaction by the Executive; (v) any conviction of, or plea of guilty or nolo contendere to, any felony, whether of the United States or any state thereof or any similar foreign law to which the Executive may be subject; (vi) any willful or grossly negligent failure substantially to comply with any written rules, regulations, policies or procedures of the Company furnished to the Executive which, if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition of the Company; or (vii) any willful failure to comply with the Company's policies regarding insider trading.

          (d)  Date of Termination. The "Date of Termination" means the date of
               -------------------
the Executive's death, the Disability Effective Date, or the date on which the termination of the Executive's employment by the Company, or by the Executive is effective, as the case may be.

          7.   Obligations of the Company Upon Termination. (a) By the Company
               -------------------------------------------      --------------
without Cause (Other than for Death or Disability) or by the Executive for Good
-------------------------------------------------------------------------------
Reason. If the Company terminates the Executive's employment without Cause
------
(other than due to the Executive's death or Disability), or the Executive terminates his employment for Good Reason, the Company shall: (i) pay to the Executive the Accrued Obligations (defined below) and the Annual Bonus for the fiscal year during which the Date of Termination occurs, both in a lump sum within 10 days following the Date of Termination; (ii) continue payments of the Executive's Annual Base Salary for a period of 12 months; and (iii) continue the Benefits (defined below) for a period of 12 months. "Accrued Obligations" shall mean the sum of: (i) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (iii) any accrued but unpaid vacation pay. "Benefits" shall be benefits for the Executive and/or the Executive's family at least as favorable as those that would have been provided under Section 3(c)(ii) of this Agreement if the Executive's employment had continued until 12 months following the Date of Termination; provided, however, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this subparagraph may be made secondary to those provided under such other plan. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits under this subparagraph, the Executive shall be deemed to have retired on the 12-month anniversary of the Date of Termination. Thereafter, the Company shall have no further obligations under this Agreement

          (b)  Death or Disability. If the Executive's employment is terminated
               -------------------
by reason of the Executive's death or Disability, the Company shall: (i) pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 10 days after the Date of Termination; (ii) pay to the Executive or the Executive's estate or legal representative on or before the date that such amounts would have been payable but for the death or Disability of the Executive, an amount equal to the pro-rata (based on the number of days employed) Annual Bonus for the year in which the Date of Termination occurs, provided that the Objectives are achieved for such year, and (iii) continue the Benefits, to the extent applicable, until the first anniversary of the Executive's Date of Termination. Thereafter, the Company shall have no further obligations under this Agreement.

          (c)  By the Company for Cause or by the Executive without Good Reason.
               ----------------------------------------------------------------
If the Company terminates the Executive's employment for Cause or if the Executive terminates his employment without Good Reason, the Company shall pay the Executive in a lump sum the

Accrued Obligations not later than 30 days after the Date of Termination. Thereafter, the company shall have no further obligations under this Agreement.

     (d)  Effect on Employment of the Executive of a Change in Control and
          -----------------------------------------------------------------
Certain Stock or Asset Purchasers. In the event of a Change in Control of the
---------------------------------
Company or if all or substantially all of the stock or assets of the Company are sold or otherwise disposed of to a person or entity not affiliated with the Company, the Executive shall have the right to resign during the Employment Period, as an officer, director and employee of the Company within nine months following such occurrence if a "Triggering Event" occurs, and be entitled to receive, commencing on the date of such termination, the same payments and other benefits to which the Executive would have been entitled had the Company terminated the Executive's employment without Cause. "Triggering Event" shall mean a material and adverse alteration in the Executive's duties, authority, responsiblities, title or compensation following a Change in Control. "Change in control" shall have the meaning given in the Plan, except that for the purposes of this Agreement, the sale of the Company's operations of bowling centers shall be deemed a "Change in Control".

     8.   Full Settlement. The Company's obligations to make the payments
          ---------------
provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in section 7(a)(iii), such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     9.   Confidential Information. The Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or its subsidiaries that the Executive obtains during the Executive's employment by the Company and that is not public knowledge or does not become (other than as a result of the Executive's violation of this Section 9) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law.

     10.  Noncompetition; Nonsolicitation. (a) Unless the Executive's employment
          -------------------------------
is terminated by the Company without Cause, during the Employment Period and during the two-year period thereafter (the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity that is, or intends to be, engaged in any business which is in competition with the "business" of the Company or any of its subsidiaries in any country in which the Company or any of its subsidiaries operate, compete or are engaged in such business or at such time have an intention so to operate, compete or become engaged in such business (a "Competitor"). For purposes of this Agreement, "business" shall mean bowling centers, movie theaters and the sale of products relating to bowling. For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

     (b) During the Restriction Period, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that from the beginning of the two-year period preceding such termination of the Executive's employment through the date of any solicitation or other such action is or was engaged in a business relationship with the Company or any of its subsidiaries to terminate its relationship with the Company or any of its subsidiaries or to engage in a business relationship with a Competitor.

     (c) During the Restriction Period, the Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company or any of its subsidiaries or Affiliates to terminate employment with such entity and will not, directly or indirectly, offer employment or cause employment to be offered, to any person who is or was employed by the Company or any subsidiary unless such person shall have ceased to be employed by such entity for a period of at least one year.

     (d) Promptly following the expiration of the Employment Period, the Executive shall return to the Company all property of the Company and its subsidiaries, and all copies thereof in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

     (e) The Executive acknowledges and agrees that:(i) the Restriction Period and the covenants and obligations of the Executive in Section 9 and 10 are fair and reasonable and the result of negotiation, relate to special, unique and extraordinary matters, and a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries irreparable injury for which adequate remedies are not available at law; and (ii) the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from violating of any such covenants and obligations. Such injunctive remedies shall be cumulative and in addition to any other rights and remedies the Company may have at law or in equity. If a court holds that such restrictions are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

     11.  Successors. (a) This Agreement is personal to the Executive and,
          ----------
without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          12.  Miscellaneous. (a) This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          --------------------

               Stephen E. Hare
               101 Lockgreen Place
               Richmond, Virginia 23226

          If to the Company:
          ------------------

               AMF Bowling, Inc.
               8100 AMF Drive
               Richmond, VA 23111
               Attention: Chief Executive Officer

or to such other address as either party furnishes to the other in writing in accordance with this Section 12(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations. No later than any date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any stock option or Restricted Stock grant, the Executive shall pay to the Company, as appropriate, or make arrangements reasonably satisfactory to the Company, as appropriate, regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. If the Executive desires to use unrestricted, unencumbered stock to pay any required withholding taxes, the Company will cooperate with the Executive in that regard.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

          (f) The Executive and the Company each acknowledge that this Agreement (together with the terms of the Plan, Option Agreement, Restricted Stock Grant Agreement and Stockholders Agreement) constitute the entire agreement between the Company and the Executive with regard to the subject matter hereof, and supersedes all other agreements and understandings, both written and oral, among the parties concerning the subject matter hereof. The Executive hereby represents and warrants that he is not a party to any agreement or understanding which would prohibit him from entering into this Agreement and accepting employment with the Company or otherwise fulfilling his obligations hereunder.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of it Boards of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                AMF BOWLING, INC.

                                By: /s/ Roland C. Smith
                                   ---------------------------
                                   Name: Roland C. Smith
                                   Title: President and Chief Executive Officer


                                /s/ Stephen E. Hare
                                ------------------------------
                                Stephen E. Hare

                           [LETTERHEAD OF CITIBANK]

Date: December 28, 2000

Irrevocable Standby Letter of Credit No. NY-20512-30028991

Beneficiary:                  Applicant:
Stephen E. Hare               AMF Bowling Worldwide, Inc.
101 Lockgreen Place           8100 AMF Drive
Richmond, VA 23226            Richmond, VA 23111

Amount: US$717,500.00 (Seven Hundred Seventeen Thousand Five Hundred And No/100 U.S. Dollars)

Final Expiry Date:  August 4, 2003 at the close of business of this office in
                    New York, New York.

Ladies/Gentlemen:

We hereby issue our Irrevocable Standby Letter of Credit No. NY-20512-30028991 ("Letter of Credit") in your favor. This Letter of Credit is available by sight payment with ourselves only against presentation at the counters of our servicer, citicorp north america, inc., 3800 citibank center, building f, floor 1, mail sort #5000, attn: natf standby dept., Tampa, florida 33610, of the following documentation.

1.   A sight draft drawn on us, purportedly signed by the Beneficiary, marked:
     "Drawn under Citibank, N.A., Irrevocable Standby Letter of Credit
     No. NY-20512-30028991, dated December 28, 2000."

2.   A dated statement purportedly signed by the Beneficiary stating:

     "The undersigned hereby certifies that payment in the amount of the requested drawing is due and owing by AMF Bowling Worldwide, Inc. under
     Section 7 of the Employment Agreement, dated as of August 4, 1999, between AMF Bowling, Inc., et al. and Beneficiary, and such payment has not been received from AMF Bowling Worldwide, Inc. on the required due date therefor."

The available amount under this Letter of Credit will be reduced (i) by the amount of any drawing(s) under this Letter of Credit or (ii) upon our receipt at the address set forth above of written instructions purportedly signed by each of Beneficiary and Applicant, stating the following:

     "We hereby authorize Citibank, N.A. to reduce the available amount of Irrevocable Standby Letter of Credit No. NY-20512-30028991 by U.S.$____________ [amount of reduction], making the available balance of such Letter of Credit U.S.$_____________ [amount remaining available after reduction]."

                                                                   SEE NEXT PAGE

                           [LETTERHEAD OF CITIBANK]

                                                                        PAGE TWO

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not be modified, amended or amplified by any document, instrument or agreement referred to in this Letter of Credit, in which the Letter of Credit is referred to or to which this Letter of Credit relates.

Partial Drawing(s) are permitted.

Except as stated herein, this Letter of Credit is not subject to any condition or qualification and is our individual obligation which is in no way contingent upon reimbursement.

SPECIAL INSTRUCTIONS:

A copy of this Letter of Credit must be presented together with originals of the above documents in order to endorse the amount of each drawing on the reverse side.

All banking charges under this Letter of Credit are for the account of the Applicant.

All amounts drawn in compliance with the terms and conditions of this letter of credit will be transferred by wire to Sun Trust Bank, ABA 051000020, Richmond Virginia, Account No. 801-324-939.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation and delivery of the documents required hereby to Citibank, N.A., at the address above. Documents are to be sent in one lot by courier service, overnight mail or hand delivery.

This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision)", International Chamber of Commerce Publication No. 500, including any amendments, modifications or revisions thereof (the "UCP"). As to matters not covered by the UCP, and to the extent not inconsistent with the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at our address set forth above, specifically referring to the number of this Letter of Credit.

CITIBANK, N.A.

/s/ Donald R. Smith
By: Donald R. Smith
Title: Vice President